Manhattan Street Capital Reg A+ Engagement Agreement

Effective Date: August 6,2020

GATC Health Corp.

1382 Valencia Avenue, Suite F

Tustin CA 92780

Re: Advisory,Technology and Administrative Services

This agreement (this "Agreement") will confirm the arrangements under which FundAthena, Inc., OBA Manhattan Street Capital, Inc. ("MSC") and GATC Health Corp, a Wyoming Corporation, and its present and future subsidiaries and any entity used thereby to facilitate the Financings contemplated hereby (collectively, the "Client"), to act as the Client's advisor in connection with a possible Financing (as defined below) and the Client's use of MSC's proprietary technology platform (the "MSC Platform").

1.

Retention. During the term of this engagement, and as mutually agreed upon by MSC and the Client, MSC shall provide Client with project management, technology, administrative services and assistance with and introductions to resources needed to conduct a Reg A+ offering, (any of the foregoing, a "Financing"). Client agrees to be bound by the MSC Platform standard terms and conditions, (the "Platform Terms") which can be found at >www.manhattanstreetcapital.com/terms. Access to the MSC Platform will not be provided without Client's acceptance of the Platform Terms.

2.

Cooperation. The Client shall furnish MSC and/or upload to the MSC Platform all current and historical materials and information regarding the business and financial condition of the Client relevant to the Financing, and all other information and data, and access to the Client's officers, directors, employees and professional advisors, which MSC reasonably requests in connection with MSC's activities hereunder. All such materials, information and data shall be to the Client's knowledge, complete and accurate in all material respects and not misleading. Client understands that MSC is not and does not provide any assurance that the contemplated Financing(s) will succeed, or that they will achieve any particular performance level or cost efficiency. The Client agrees to promptly advise MSC of all developments materially affecting the Client, any proposed Financing or the completeness or accuracy of the information previously furnished to MSC, and agrees that no material initiatives relating to the proposed Financing will be taken without MSC having been consulted in advance thereof.

3.

Compensation. The Client agrees to promptly pay MSC the MSC Fees (the "Fees"), listed below:

a)

Project management retainer fee of $5,000 USO paid monthly in advance for a 12-month period from the Effective Date, and the same value of ten-year cashless exercise warrants priced at the lowest price at which securities will be sold in the Financing. In consideration of the grant by the Client of equity in the Client entity of 1.5% of the outstanding equity as of the Effective date, MSC has reduced the Project Management fee to $5,000 paid monthly in advance for the whole agreement from the normal rate of $10,000 per month.

b)

MSC technology admin and service fee of $25.00 USO per investment in the offering, plus the same value of ten-year cashless exercise warrants priced at the lowest price at which securities were sold in the Financing. The MSC technology admin and service fee is constant regardless of the investment amount, and it is not dependent on the total size of the capital raise. Forpurposes of calculating this fee, an investment is defined as a transaction where a person or entity deposits money as part of the Financing. The number of warrants will be determined by dividing the product of $25.00 and the total number of investments in this offering, by the lowest price at which securities were sold in the Financing.

c)

Listing fee of $5,000 USO per month while the offering is live for investment or reservations, including TestTheWaters (TM), and the same value of ten-year cashless exercise warrants priced at the lowest price at which securities were sold in the Financing.

The MSC Fees above do not include fees for back-end services including, but not limited to: payment processing, digital currency conversion, escrow and technology fees, AML check, and accredited investor verification. Back-end service fees paid by MSC may be paid to third-party service providers on behalf of the Client and will be invoiced by MSC to Client. MSC fees above do not include costs for marketing agency, legal service provider, broker-dealer or transfer agent. Reasonable direct expenses incurred by MSC on behalf of Client will be reimbursed by Client.

It is expressly understood that all MSC Fees are not contingent on the success of the offering. The Fees are an obligation of the Client regardless of the outcome of the offering.

It is expressly understood that a separate MSC Fee shall be payable in respect to each Financing in the event that more than one Financing occurs. Examples may include the addition of a Reg D convertible note offering proceeding or in parallel with the Reg A+ offering, or a simultaneous regional Reg A+ offering in another region. In the event of an additional Financing, the rates listed on the MSC site at the time activity by a service provider begins on the additional financing for such offering shall apply.

Payment terms.

Project management retainer fees will be invoiced monthly by MSC, 15 days prior to the first day of the service period. Cash payment will be due on or before the first day of the service period.

MSC technology admin and service fees will be invoiced periodically by MSC, at the close of each period for the previous period. Cash payment will be due 15 days from date of invoice.

Listing fees will be invoiced monthly by MSC, at the close of the month for the previous month period. Cash payment will be due 15 days from date of invoice.

Back-end service fees will be invoiced monthly by MSC, at the close of the month for the previous month period, with the exception of monthly escrow and platform license fees which will be billed in advance for current month. Cash payment will be due 15 days from date of invoice.

Delinquent invoices, 15 days past due, are subject to interest of 1.0% per month on any outstanding balance, or the maximum permitted by law, whichever is less, plus all expenses of collection. MSC reserves the right to suspend your listing on the MSC Platform and pause advisory services if your account becomes delinquent.

Delivery of warrants.

During the course of the Financing there will be two separate issuances of Warrants as described below:

a)

The first Warrant will represent the total amount earned as Project management retainer fees, as defined in section 3a above, and will be delivered upon the initial execution of this Agreement in the form approved by both parties, and attached to this Agreement as Appendix 1 - Warrant Agreement..

b)

The second Warrant will be earned during the course of this Financing, and will represent warrants earned as MSC technology admin and service fees and Listing fees, as defined in Sections 3b and 3c above. The Client commits to deliver this warrant within 15 days of the completion, or termination, of the Financing, in the form approved by both parties, and attached to this Agreement as Appendix 1 - Warrant Agreement.

It is expressly understood that warrants are not contingent on the success of the offering. The delivery of warrants are an obligation of the Client regardless of the outcome of the offering.

4.

Confidentiality. Each party acknowledges that, in the course of evaluating the Financing and, it (the "Receiving Party") may obtain information relating to the other party's business (the "Disclosing Party") (all such information the "Confidential Information"). Such Confidential Information shall belong solely to the Disclosing Party. For sake of clarity, information is considered Confidential Information for so long as it has not been made known to the general public by the Disclosing Party or through the rightful actions of a third party, and for so long as the information holds value, as reasonably determined by the Disclosing Party, by virtue of remaining confidential. During the Term and after its termination, the Receiving Party: (a) shall not use, other than as required for the Financing, or disclose Confidential Information without the prior written consent of the Disclosing Party, or unless such Confidential Information becomes part of the public domain without breach of this Agreement by the Receiving Party, its officers, directors, employees or agents; (b) agrees to take all reasonable measures to maintain the Confidential Information in confidence, but not less than those it takes to safeguard its own confidential information; and (c) will disclose the Confidential Information only to those of its employees and consultants as are necessary for the uses licensed hereunder and are bound by obligations of confidentiality. Upon the termination of this Agreement, the Receiving Party shall return or destroy all Confidential Information, as requested by the Disclosing Party.

5.

Termination. The Agreement has a term of 18 months from execution. Upon any termination of this Agreement, the rights and obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 3 through 4 and 6-9 (inclusive), which shall survive termination of this Agreement. Part 3b of the MSC Fees cannot be canceled after the Reg A+ offering has commenced to live investors.

6.

Exclusivity. During the term of this Agreement, the Client will not, and will not permit any security holder, affiliate, advisor or representative of the Client to engage any other party to perform any services or act in any capacity which is related to, or comparable, to the Financing without the prior written approval of MSC. IPO Underwriters are an exception to this exclusivity.

If the·Client elects to engage a broker-dealer to raise funds in the Financing, Client will make sure that the broker-dealer will allow Client to continue using the standard investment software on MSC for an efficient online investment process.

7.

Indemnification. Client agrees to indemnify and hold harmless MSC and its affiliates, and each of their respective officers, directors, managers, members, partners, employees and agents, and any other persons controlling MSC or any of its affiliates (collectively, "Indemnified Persons"), to the fullest extent lawful, from and against any claims, liabilities, losses, damages, costs and expenses (or any action, claim, suit or proceeding in respect thereof), as incurred, related to or arising out of or in connection with MSC services (whether occurring before, at or after the date hereof) under the Agreement, the Financing or any proposed Financing contemplated by the Agreement or any Indemnified Person's role in connection therewith ("Losses"), provided, however, that the Client shall not be responsible for any Losses that arise out of or are based on any action of or failure to act by MSC to the extent such Losses are determined, by a final, non-appealable judgment by a court, to have resulted primarily and directly from MSC's gross negligence or willful misconduct.

8.

Limitation on Liability. EXCEPT FOR A PARTY'S BREACH OF SECTION 3 OR CLIENT'S INDEMNIFICATION OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY NATURE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF WHETHER THE CLAIM OR LIABILITY IS BASED UPON ANY CONTRACT, TORT, BREACH OF WARRANTY OR OTHER LEGAL OR EQUITABLE THEORY.

EXCEPT FOR A PARTY'S BREACH OF SECTION 3 OR CLIENT'S INDEMNIFICATION OBLIGATIONS, THE TOTAL LIABILITY OF EITHER PARTY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, WILL NOT EXCEED, IN THE AGGREGPJE, THE FEES PAID TO MSC. THE FOREGOING LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL FINANCING OF ANY LIMITED REMEDY.

9.

Independent Contractor. The Client acknowledges and agrees that (i) MSC will act as an independent contractor hereunder, its responsibility is solely owed to the Client and contractual in nature, and MSC does not owe the Client, or any other person or entity (including, without limitation, any security holders, affiliates, creditors or employees of the Client), any fiduciary or similar duty as a result of its engagement hereunder or otherwise; (ii) MSC and its affiliates will not be liable for any losses, claims, damages or liabilities arising out of the actions taken, omissions of or advice given by other parties who are providing services to the Client; (iii) MSC is not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction; (iv) the Client has consulted, and will consult, as appropriate, with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of this Agreement and the Financings contemplated hereby, and that MSC and its affiliates shall have no responsibility or liability with respect thereto; and (v) the Client is capable of evaluating the merits and risks of such Financings and the fees payable in connection therewith and that it understands and accepts the terms, conditions, and risks of such Financings and fees.

10.

Dispute Resolution,  Mediation, and Arbitration:

MSC and the Client shall attempt in good faith to resolve any dispute arising out of or related to this Agreement promptly by negotiation between MSC and a representative of the Client who has authority to settle the controversy on behalf of the Client. Either party may give the other party written notice of any dispute not resolved in the normal . course of business. Within five (5) days after delivery of notice of any dispute, the receiving party shall submit to the other a written response. The notice and the response shall include a statement of each party's position, a summary of arguments supporting that position and shall include a reference to any authority available to support the position. Within fifteen (15) days after delivery of the disputing party's notice, the parties shall meet in person at a mutually acceptable time and place, or by phone, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

a)

Mediation. If the matter has not been resolved within thirty (30) days of the disputing party's first notice, or if the parties fail to meet within fifteen (15) days, either party may initiate mediation of the controversy or claim before a mediator appointed by the mediation service JAMS. In any event, the parties agree first to try in good faith to settle any dispute by negotiation and mediation before resorting to arbitration or any other dispute resolution procedure.

b)

Arbitration. If the parties are unable to resolve the matter through mediation within 15 (days) of beginning mediation, then any controversy or claim arising out of or relating to this Agreement or any alleged breach thereof shall be settled by binding arbitration by a single arbitrator appointed by the arbitration service JAMS, and judgment upon the award rendered by the arbitration shall be final and may be entered in any court having jurisdiction. (Notwithstanding the foregoing, nothing in this Agreement shall be interpreted to bar any party hereto from seeking injunctive relief with respect to any controversy or claim arising out of or relating to this Agreement.) The arbitrators shall comply with the commercial arbitration rules of the American Arbitration Association as then in effect. The arbitration shall be conducted, unless the parties otherwise agree, in San Diego, California, United States of America.

11.

Miscellaneous This Agreement shall be governed and construed in accordance with, the internal laws of the State of Delaware and all claims shall be exclusively commenced in the state or federal courts located in Wilmington, Delaware. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be amended or modified except in writing signed by each party hereto; provided, however, that if Client agrees to the Platform Terms, the Platform Terms shall govern Client's use of the MSC Platform and to the extent there is a conflict or inconsistency between this Agreement and the Platform Terms, the Platform Terms shall control. This Agreement may not be assigned by Client hereto without the prior written consent of MSC. Any attempted assignment of this Agreement made without such consent shall be void and of no effect. This Agreement is solely for the benefit of the Client and MSC. If any provision hereof shall be held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, or against public policy, such determination shall not affect such provision in any other respect nor any other provision hereof. Headings used herein are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. This Agreement may be executed in facsimile or other electronic counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document. This Agreement has been reviewed by each of the signatories hereto and its counsel. There shall be no construction of any provision against MSC because this Agreement was drafted by MSC, and the parties waive any statute or rule of law to such effect.

Please sign below and return to MSC to indicate the Client's acceptance of the terms set forth herein, and once executed by each of MSC and the Client, this Agreement shall constitute a binding agreement between the Client and MSC as of the date first written above.

Signed: Jeff Moses

Printed Name; Kevin Woodbridge

Title

Vice President

Telephone 714 697-9770

GATC Health Corp.

1382 Valencia Avenue, Suite F

Tustin, CA 92780

Signed: Rod Turner

Printed Name:  Rod Turner

Title:

CEO

Telephone: 760-622-9566

Fund Athena, Inc, D/B/A Manhattan Street Capital, Inc.

5694 Mission Center Road, Suite 602-468

San Diego CA 92108

APPENDIX 1 - WARRANT AGREEMENT

Warrant No. XXX

Right To Purchase 000,000 Securities of Company Name

STOCK PURCHASE WARRANT

THIS WARRANT entitles FundAthena, DBA Manhattan Street Capital, or its assignees, to purchase on or before a date 10 years from the Issue Date, XX shares of fully paid, non-assessable securities of Company Name, a _____ Corporation/LLC ("this Company") at $X.XX per security, on exercise of this Warrant together with presentation of the full exercise price, or the election of cashless exercise, subject to the terms and conditions set forth below and to the satisfaction of the requirements of the state and federal corporate and securities laws.

Issue Date:

_

Company Name

By:_____________

Name :

Its:

TERMS AND CONDITIONS

1.

While then warrants are exercisable, this Company shall reserve a sufficient number of securities to provide for the delivery of stock pursuant to this and other warrants.

2.

Any changes in the structure of this Company or in its outstanding securities that affect the rights and participation to which the holder of this warrant would be entitled as of the date of exercising this warrant shall result in the proportionate adjustment of the shares that may be purchased pursuant to this Warrant.

3.

Until the valid exercise of this Warrant, the holder shall not be entitled to any shareholder rights.

4.

To exercise this Warrant, the exercise form below must be completed and delivered to the warrant agent, together with the exercise price.

5.

This Warrant is transferable with the same effect as a negotiable instrument. Transfer of this Warrant is subject to compliance with applicable state and federal laws, including securities laws, to the reasonable satisfaction of counsel to this Company.

6.

Cashless Exercise. The Holder of this Warrant may also exercise this Warrant as to any or all of the Securities and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Purchase Price, elect instead to receive upon such exercise a reduced number of Securities (the "Net Number') determined according to the following formula (a "Cashless Exercise"):

Net Number= (Ax B) - (Ax C)

B

For purposes of the foregoing formula:

A= the total number of Securities with respect to which this Warrant is then being exercised in a Cashless Exercise.

B= the Market Price· on the Trading Day immediately preceding the date of the Exercise of the warrants.

C= the Purchase Price for the applicable Securities at the time of such exercise. There cannot be a Cashless Exercise unless "B" exceeds "C."

(a)

For the purpose of this Warrant, the term "Trading Day" means (x) if the Securities are not listed on the NYSE Euronext or NYSE AMEX but sale prices of the Securities are reported on Nasdaq Global Market, Nasdaq Global Select Market•, Nasdaq Capital Market or another automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Securities are reported, (y) if the Securities are listed on the NYSE Euronext or NYSE AMEX, a day on which there is trading on such stock exchange, (z) if clauses (x) and (y) are both inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated, or, if clauses (x), (y) and (z) are each inapplicable, any day which is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

(b)

For the purpose of this Warrant, the term "Market Price" means, of any date, the value of the Security determined as follows:

(i)

If the Security is listed on any established stock exchange or a national market system, including without limitation the NYSE Euronext, NYSE AMEX, Nasdaq Global Mar ket, the Nasdaq Global Market Select or the Nasdaq Capital Market, its Market Price will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the parties hereto mutually agree;

(ii)

If the Security is regularly quoted by a recognized securities dealer but sell ing prices are not reported, the Market Price will be the mean between the high bid and low asked prices for the Security on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the parties hereto mutually agree; or

(iii)

In the absence of an established market for the Security, the Market Price will be determined in good faith by the Board, and agreed upon by both parties.

EXERCISE OF WARRANT

We hereby elect to exercise the purchase rights, pursuant to the provisions of the Warrant, as follows:

Securities, and tenders herewith payment in cash of the Purchase Price for the Securities in full, together with all applicable transfer taxes, if any.

Cashless Exercise with respect to the Net  Number of Securities.

Securities subscribed for:

Subscription price:

$

Total cost:

$

Net Number of Securities:

$

 (in the event of cashless exercise)

Dated ____________________

Company Name

By:

 Name:______________________

Its: _________________________

TRANSFER OF WARRANT

For value received, I hereby assign this Warrant to

[name of assignee], whose address is

Dated ____________________

Company Name

By:

 Name:______________________

Its: _________________________

The securities represented by this certificate have not been registered under the Securities Act of 1933 as amended. These securities may not be pledged, hypothecated, sold, transferred or otherwise disposed of in the absence of an effective registration statement for the shares under the Securities Act of 1933 , as amended, or an opinion of counsel, which opinion is satisfactory in form and substance to the Corporation and concurred in by the corporation's counsel, to the effect that such registration is not required under said Act or such transaction complies with rules promulgated by the Securities and Exchange Commission under said Act.